AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 19, 2007, by and among The Allied Defense Group, Inc., a Delaware corporation with its corporate headquarters located at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182 (the "Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers entered into that certain Securities Purchase Agreement, dated as of March 9, 2006 (the “Original Closing Date”) (as amended from time to time in accordance with its terms, the “Original Securities Purchase Agreement”), whereby the Company, among other things, issued (i) that aggregate principal amount of senior subordinated convertible notes (the “Original Notes”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (ii) warrants (the “Warrants”), to acquire up to that number of additional shares of the Company’s common stock, par value $0.10 per share (the "Common Stock”) set forth opposite such Buyer’s name in column (9) of the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”).

B. The Company has authorized a new series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A-2, which shall be convertible into Common Stock in accordance with the terms of such Notes.

C. Each Buyer and the Company wishes to exchange in the Initial Closing (as defined in Section 1(a)(i) below), upon the terms and conditions stated in this Agreement, that aggregate principal amount of Original Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers is $30,000,000) for (i) that aggregate principal amount of Notes, in substantially the form attached hereto as Exhibit A-2 (collectively, the “Amended Notes”), as set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate amount for all Buyers shall be the sum of (x) $27,132,192 and (y) the product of (I) the number of calendar days during the period commencing on the date hereof and ending on the Initial Closing Date and (II) $10,273.97) (the Common Stock received upon such conversion, collectively, the “Amended Conversion Shares”), (ii) that aggregate number of shares (the “144 Common Shares”) of the Common Stock, set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be 613,142) and (iii) that aggregate number of shares (the “Other Common Shares”, and together with the 144 Common Shares, the “Common Shares”) of the Common Stock, set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be 674,858).

D. The issuance of the Amended Notes and Common Shares pursuant to this Agreement in exchange for the surrender (and cancellation) of the Original Notes is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

E. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, in the Initial Closing (as defined in Section 1(a)(i) below), that aggregate principal amount of Notes, in substantially the form attached hereto as Exhibit A-2 (collectively, the “Initial Notes”), set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (which aggregate amount for all Buyers shall be the sum of (x) $5,000,000 and (y) the Legal Counsel Fee Amount) (as converted, collectively, the “Initial Conversion Shares”).

F. Subject to the terms and conditions set forth in this Agreement, upon the satisfaction of certain conditions, the Buyers shall have the right to purchase or may be required to purchase in an Additional Closing (as defined in Section 1(a)(ii) below), that aggregate principal amount of Notes, in substantially the form attached hereto as Exhibit A-2 (collectively, the "Additional Notes” and, together with the Amended Notes and Initial Notes, the “Notes”), set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $10,000,000) (as converted, collectively, the “Additional Conversion Shares” and, collectively with the Amended Conversion Shares and Initial Conversion Shares, the “Conversion Shares”).

G. The Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the “Interest Shares”).

H. The issuance of the Initial Notes and Additional Notes pursuant to this Agreement is being made in reliance upon the exemption from registration afforded by Section 4(2) of the 1933 Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

I. On or prior to the Initial Closing Date, unless the Company directs otherwise in a written notice to the Buyers (an “Escrow Waiver Event”), the parties hereto and Wilmington Trust Company, a financial institution chartered under the laws of the State of Delaware, as escrow agent (the "Escrow Agent”) are executing and delivering an escrow agreement, in the form attached hereto as Exhibit K (the “Escrow Agreement”), pursuant to which the Buyers have agreed to deposit with the Escrow Agent such amount set forth opposite such Buyer’s name in column (12) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $5,000,000) (the “Escrow Amount”), which shall be held in escrow by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement and, subject to the satisfaction of certain conditions, applied as payment in part of the Additional Purchase Price (as defined below) in the Additional Closing.

J. On the Initial Closing Date, the parties hereto are executing and delivering an Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with its terms, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares, the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws. The Registration Rights Agreement amends and restates the terms and conditions of that certain Registration Rights Agreement, by and among the Company and the Buyers, dated as of the Original Closing Date.

K. The Notes, the Conversion Shares, the Common Shares, the Interest Shares, the Warrants and the Warrant Shares, collectively, are referred to herein as the “Securities”.

L. The Notes will rank senior to all outstanding and future indebtedness of the Company, subject to Permitted Senior Indebtedness (as defined in the Notes), and will be secured by a first priority, perfected security interest in all of the assets of the Company and the stock and assets of each of the Company’s United States subsidiaries and 65% of the stock of ARC Europe, S.A. and Allied Research Corporation Limited, as evidenced by (i) a security agreement, in the form attached hereto as Exhibit H (as amended or modified from time to time in accordance with its terms, the “ Security Agreement”), (ii) a pledge agreement, in the form attached hereto as Exhibit I (as amended or modified from time to time in accordance with its terms, the “ Pledge Agreement”), and (iii) the guarantees of certain subsidiaries of the Company in the form attached hereto as Exhibit J (as amended or modified from time to time in accordance with its terms, the “Guarantees” and together with the Pledge Agreement, the Security Agreement, and any ancillary documents related thereto, collectively the “Security Documents”).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.	EXCHANGE OF ORIGINAL NOTES FOR AMENDED NOTES AND COMMON SHARES; PURCHASE AND SALE OF ADDITIONAL NOTES.

(a) Issuance of Notes and Common Shares.

(i) Cancellation of Original Notes; Issuance of Amended Notes, Initial Notes and Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, on the Initial Closing Date (as defined below), (I) (i) the Company shall issue, sell and deliver to each applicable Buyer, and each such Buyer severally, but not jointly, agrees to accept and purchase, (x) a principal amount of Amended Notes as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers and (y) that aggregate number of Common Shares as is set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers, and (ii) each Buyer shall surrender to the Company at the Initial Closing (as defined below) contemplated by this Agreement, the Original Note issued to such Buyer and (II) the Company shall issue and sell to, and each such Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date, such principal amount of Initial Notes as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (collectively, the “Initial Closing”).

(ii) Additional Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b) below, the Company shall issue and sell to each Buyer required to participate in such Additional Closing pursuant to Section 1(c) below, and each such Buyer severally, but not jointly, agrees to purchase from the Company on such Additional Closing Date (as defined below), a principal amount of Additional Notes as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (each, an “Additional Closing”).

(iii) Closing. The Initial Closing and the Additional Closings are each referred to in this Agreement as a “Closing”. Each Closing shall occur on the applicable Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(iv) Purchase Price. The Amended Notes and Common Shares shall be issued to each Buyer in exchange for the Original Notes and without the payment of any additional consideration. The purchase price for each Buyer of the Initial Notes to be purchased by each such Buyer at the Initial Closing shall be the amount set forth opposite such Buyer’s name in column (10) of the Schedule of Buyers (collectively, the “Initial Purchase Price”). The purchase price for each Buyer of the Additional Notes to be purchased by each such Buyer at the Additional Closing shall be the amount set forth opposite such Buyer’s name in column (11) of the Schedule of Buyers (collectively, the “Additional Purchase Price”, and together with the Initial Purchase Price, the “Purchase Price”).

(v) Escrow Agreement. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, on the Initial Closing Date (as defined below), unless an Escrow Waiver Event has occurred prior to the Initial Closing Date, each Buyer shall deposit its Escrow Amount with the Escrow Agent. The parties hereto agree that if the Additional Closing does not occur prior to the thirtieth (30th) calendar day after the Initial Closing Date (the “Escrow Termination Date”) and an Escrow Waiver Event has not occurred prior to the Initial Closing Date, such parties shall jointly instruct the Escrow Agent to return the Escrow Amount to the Buyers. On the Additional Closing Date, if any, unless an Escrow Waiver Event has occurred prior to the Initial Closing Date, such parties shall jointly instruct the Escrow Agent to release the Escrow Amount to the Company.

(b) Initial Closing Date. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York City Time, on the date hereof after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below (or such later date as is mutually agreed to by the Company and each Buyer).

(c) Additional Closing Date.

(i) The date and time of the Additional Closings (the “Additional Closing Date,” and together with the Initial Closing Date, each a “Closing Date” and collectively, the “Closing Dates”) shall be 10:00 a.m., New York City Time, on the date specified in the applicable Additional Closing Notice (as defined below), subject to satisfaction (or waiver) of the conditions to each Additional Closing set forth in Sections 6(b) and 7(b) and the conditions contained in this Section 1(c) (or such later date as is mutually agreed to by the Company and the applicable Buyer).

(ii) Subject to the requirements of Sections 6(b) and 7(b) and the conditions contained in this Section 1(c), following (x) the delivery of a certificate of the Company in the form attached hereto as Exhibit L (the “MECAR Certificate”), certifying that the MECAR Contract (I) has been duly executed and delivered by the parties thereto (the date of the execution thereof, the "MECAR Execution Date”) and (II) is a validly binding and enforceable agreement of the parties thereto and (y) the public announcement of the execution of the MECAR Contract (as defined in the MECAR Certificate) and the filing of the MECAR Certificate as an exhibit to a filing by the Company with the SEC, at any time prior to the Escrow Termination Date, the Company shall have the right to require each Buyer to purchase, at one Closing, the principal amount of Additional Notes as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers (as provided by the Company, a “Additional Closing Notice”); provided, that if the Company elects to deliver a Additional Closing Notice to any Buyer, it must deliver an identical Additional Closing Notice to all Buyers. Any Additional Closing Notice delivered by the Company shall be irrevocable. Notwithstanding anything herein to the contrary, at any time on or after the MECAR Execution Date, upon the Company’s receipt of one or more written notices by the holders of a majority of the Notes then outstanding, in the aggregate, electing to cause the Additional Closing to occur, the Company shall within one (1) Business Day thereafter deliver Additional Closing Notices to the Buyers. Each Additional Closing Notice shall contain a proposed Additional Closing Date that shall be at least five (5) Business Days but not more than ten (10) Business Days following the date of delivery of such Additional Closing Notice to the Buyers. Each Additional Closing Notice shall set forth (i) the principal amount of Additional Notes to be purchased by each Buyer at the Additional Closing and (ii) the proposed Additional Closing Date. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) Form of Payment. On the Initial Closing Date, (i) each Buyer shall deliver, or cause to be delivered, for cancellation, the Original Note of such Buyer to the Company for the Amended Notes (in such principal amounts as such Buyer has agreed, and in the manner the Buyer may reasonably request, in accordance with Section 1 of this Agreement) and Common Shares (in such amounts as such Buyer has agreed, and in the manner the Buyer may reasonably request, in accordance with Section 1 of this Agreement) to by issued and sold to such Buyer at the Initial Closing and (ii) each Buyer shall pay the Initial Purchase Price (less, in the case of Kings Road Investments Ltd. and Castlerigg Master Investments Ltd., the amounts withheld pursuant to Section 4(g) below) to the Company for the Initial Notes to be issued and sold to such Buyer at the Initial Closing by wire transfer of immediately available funds for such Initial Purchase Price in accordance with the Company’s written wire instructions. The parties acknowledge that the amount to be paid by the Buyers to the Company, in the aggregate, on the Initial Closing Date from the Initial Purchase Price (net of the amounts deducted to pay the Legal Counsel Fee Amount pursuant to Section 4(g) below) shall equal $5,000,000. On the Additional Closing Date, each Buyer shall pay the Additional Purchase Price (less (x) the Escrow Amount if the Escrow Waiver Event has not occurred prior to the Initial Closing Date and (y) in the case of Kings Road Investments Ltd. and Castlerigg Master Investments Ltd., the amounts withheld pursuant to Section 4(g)) to the Company for the Additional Notes to be issued and sold to such Buyer at the Additional Closing by wire transfer of immediately available funds for such Additional Purchase Price (less the Escrow Amount) in accordance with the Company’s written wire instructions. At each Closing, the Company shall deliver to each Buyer the Notes (in the principal amounts as such Buyer is entitled, in such manner as the Buyer may reasonably request) and, as applicable, the Common Shares (in such amounts as such Buyer is entitled, in such manner as the Buyer may reasonably request) which such Buyer is then purchasing duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(e) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Amended Notes and the Common Shares may be tacked onto the holding period of the Original Notes, and the Company agrees not to take a position contrary to this Section 1(e), including, without limitation, with respect to the application of the terms and conditions set forth in Section 2(g) below. The Company acknowledges that the 144 Common Shares shall be issued to each Buyer without any restrictive legend on the Initial Closing Date in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act and Rule 144.

(f) Mutual Releases.

(i) For purposes of this Agreement, “Existing Claims” shall mean any and all claims, liabilities, rights and causes of action, whether known or unknown, relating to the purported events of default set forth in any Event of Default Notice (as defined in the Original Notes) delivered to the Company prior to the Initial Closing Date and any other potential claims arising under, based on or related to any fact, matter, act or omission, cause, transaction, occurrence or thing arising under or related to any of the Transaction Documents (as defined in the Original Securities Purchase Agreement) or any of the transactions contemplated thereby. In consideration of the release set forth in Section 1(f)(ii) and the transactions contemplated by this Agreement, effective as of the Initial Closing, each Buyer, only on behalf of itself and, to the extent permitted by law, its current and former heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the “Buyer Releasing Persons”), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action relating to the Existing Claims that any of the Buyer Releasing Persons had, currently has or may have, that are directly or indirectly related to, based upon, arise out of, or arise in connection with any fact, matter, act or omission, cause, transaction, occurrence or thing occurring up to the date of this release, including, without limitation, any Existing Claims arising out of any of the Transaction Documents (as defined pursuant to the Original Securities Purchase Agreement), against (w) the Company, (x) any of the Company’s current or former parents, affiliates, subsidiaries, predecessors, assigns, attorneys or counsel, accountants, auditors, advisors, employees, consultants or representatives, (y) any of the Company’s or such other persons’ or entities’ current or former officers, directors, employees, agents, principals, and signatories or, (z) in the case of any person or entity described in clauses (x) or (y) above (other than the Company or any of its Subsidiaries), such other persons’ or entities’ current or former officers, directors, members, partners, shareholders, employees, agents, principals, Buyers, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the “Company Released Persons”). For the avoidance of doubt, claims that relate to events or circumstances occurring, or actions taken or failed to be taken, after the date of this release are not waived or released hereby. Any claims, rights or causes of action other than the Existing Claims are not waived or released hereby either.

(ii) In further consideration of each Buyer entering into this Agreement, effective as of the date of this Agreement, the Company on behalf of itself and, to the extent permitted by law, its current and former administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the “Company Releasing Persons”), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action relating to the Existing Claims that any of the Company Releasing Persons had, currently has or may have, that are directly or indirectly related to, based upon, arise out of, or arise in connection with any fact, matter, act or omission, cause, transaction, occurrence or thing occurring up to the date of this release, including, without limitation, any Existing Claims arising out of any of the Transaction Documents (as defined pursuant to the Original Securities Purchase Agreement), against (x) each Buyer, (y) each Buyer’s current or former parents, affiliates, subsidiaries, predecessors, assigns, attorneys or counsel, accountants, auditors, advisors, employees, consultants or representatives, members, partners, shareholders, affiliates, subsidiaries, predecessors or assigns, (z) any of such Buyer’s or such other persons’ or entities’ current or former officers, directors, members, partners, shareholders, employees, agents, principals, Buyers, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the “Buyer Released Persons”). For the avoidance of doubt, claims that relate to events or circumstances occurring, or actions taken or failed to be taken, after the date of this release are not waived or released hereby. Any claims, rights or causes of action other than the Existing Claims are not waived or released hereby either.

(iii) Promptly after the consummation of the Initial Closing, and in any event no later than ten (10) Business Days thereafter, Kings Road Investments Ltd. shall dismiss with prejudice the suit filed against the Company in the United States District Court for the Southern District of New York.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, with respect to only itself, that:

(a) No Public Sale or Distribution. Such Buyer is acquiring (or has acquired, as applicable) the Notes, the Common Shares and the Warrants and upon conversion of the Notes and exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Conversion Shares issuable upon conversion of the Notes, the Interest Shares issuable pursuant to the terms of the Notes and the Warrant Shares issuable upon exercise of the Warrants for investment purposes, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Buyer Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws and consequently such Buyer may have to bear the risk of owning the Securities for an indefinite period (ii) such Buyer agrees that if it decides to offer, sell or otherwise transfer any of the Notes, Conversion Shares, Other Common Shares, Warrants or Warrant Shares, such Notes, Conversion Shares, Other Common Shares, Warrants and Warrant Shares may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the 1933 Act; (B) to the Company; (C) (1) in accordance with the exemption from registration under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in compliance with any applicable state securities laws or (2) in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the seller has provided the Company with an opinion of counsel reasonably acceptable to the Company, prior to such offer, sale or transfer, that such Securities may be so offered, sold or transferred in a transaction that does not require registration under the 1933 Act or applicable state securities laws.

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Notes, the Other Common Shares and the Warrants and, until such time as the resale of the Conversion Shares, the Other Common Shares, the Interest Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, the Interest Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED(THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OR ASSIGNED, UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTHING IN THE PRECEDING WILL PROHIBIT THE PLEDGE OF THE SECURITIES IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) while such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).

If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within three (3) Trading Days (as defined in the Notes) after the occurrence of, and notice of, any of (i) through (iv) above, a certificate without such legend to the holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In"), then the Company shall, within three (3) Business Days after such three (3) Trading Day period, and at the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price"), at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price (as defined in the Notes) of the Common Stock on the date of exercise.

(h) Validity; Enforcement. This Agreement, the Escrow Agreement, the Registration Rights Agreement and the Security Documents to which it is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Security Documents to which it is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k) Certain Trading Activities. Neither the Buyer nor any of its affiliates has directly or indirectly, and no Person acting on behalf of the Buyer or its affiliates has directly or indirectly, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since May 1, 2007, provided, however, that, with respect to LB I Group, the foregoing representation is made solely by, and shall apply solely to, the Global Trading Strategies group of Lehman Brothers Inc. and not made by, or applicable to, any other persons, affiliates or affiliated or associated business units of Lehman Brothers Holdings Inc. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers. The Buyer covenants that neither it, its affiliates, nor any Person acting on its or its affiliates’ behalf will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(l) General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(m) No Known Event of Default. Buyer has no actual knowledge of any Default or Event of Default (as defined in the Notes), after giving effect to the terms of this Agreement, that has occurred and is continuing as of the time immediately following the Initial Closing Date.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers as follows:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any “Significant Subsidiary” as such term is defined in Rule 1-02 of Regulation S-X of the 1933 Act) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document (as defined in Section 3(b) below), (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document. The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Escrow Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the Common Shares and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or redemption of the Notes, the reservation for issuance and the issuance of the Interest Shares issuable pursuant to the terms of the Notes and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and, other than (i) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) the filing of a Form D with respect to the Notes and the Warrants as required under Regulation D, (iii) such filings as are required by the Principal Market (as defined below), which will be made prior to each Closing, (iv) such filings required under applicable securities or “Blue Sky” laws of the states of the United States and (v) the Stockholder Approval as contemplated in Section 4(q) (all of the foregoing, the “Required Approvals”), no further filing, consent, or authorization is required by the Company or of its Board of Directors or its stockholders to enter into the Transaction Documents and consummate the transactions contemplated by the Transaction Documents, including, without limitation, the issuance of the Notes, the Common Shares and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or redemption of the Notes, the reservation for issuance and the issuance of the Interest Shares issuable pursuant to the terms of the Notes and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Any of the Transaction Documents dated after the date hereof, upon execution and delivery, will have been duly executed and, when delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable, subject to the Required Approvals against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Notes, the Common Shares and the Warrants are (or were, as applicable) duly authorized and are free from all taxes, liens and charges with respect to the issue thereof and, upon the Company’s receipt of the applicable consideration therefor, the Common Shares are fully paid and nonassessable. As of the Initial Closing, the Company shall have reserved from its duly authorized capital stock not less than the sum of 120% of the maximum number of shares of Common Stock (A) issuable upon conversion of the Notes issuable at such Closing and issued at any prior Closing (assuming for purposes hereof, that the Notes are convertible at the initial Conversion Price and without taking into account any limitations on the conversion of the Notes set forth in the Notes and assuming such conversion occurred at such Closing), (B) issuable as Interest Shares pursuant to the terms of the Notes and (C) issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants and assuming such exercise occurred at such Closing). Upon issuance or conversion and payment of all consideration then due from the holder in respect thereof in accordance with the terms thereof, in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares, the Interest Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Based in part upon the accuracy of the representations and warranties of the Buyers’ set forth in Article 2, the offer and issuance by the Company of the Notes, Warrants, the Interest Shares, the Common Shares, the Conversion Shares and the Warrant Shares (when issued) are exempt from registration under the 1933 Act.

(d) No Conflicts. Subject to the Required Approvals, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Common Shares and the Warrants and reservation for issuance and issuance of the Conversion Shares, the Interest Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation, any capital stock of the Company or any of its Subsidiaries, the bylaws or any of the organizational documents of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Consents. Other than the Required Approvals, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations (which the Company is required to obtain pursuant to the preceding sentence) have been obtained or effected, or will have been obtained or effected, on or prior to the Initial Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. Except as described in Schedule 3(e), the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the Company’s knowledge, an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 under the 1933 Act) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market such that the representation set forth in the last sentence of either Section 3(c) or Section 3(d)(iii) would not be accurate. None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration under the 1933 Act of any of the Securities to be issued by the Company at such Closing prior to such issuance or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion or redemption of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion or redemption of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its incorporation which is or would become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. Except as set forth on Schedule 3(j), the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. The provisions of this Section 3(k) are qualified in their entirety by the disclosure set forth on Schedule 3(k).

(l) Absence of Certain Changes. Since the time the Company’s most recently filed audited financial statements contained in a Form 10-K were filed, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries (excluding News/Sports Microwave Rental, Inc., Titan Systems, Inc., SeaSpace Corporation, MECAR USA, Inc., and Global Microwave Systems, Inc.), taken as a whole. Since the time the Company’s most recently filed audited financial statements contained in a Form 10-K were filed, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $200,000 outside of the ordinary course of business or (iii) capital expenditures, in the aggregate, have not exceeded $3,200,000. The Company has no knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, are not as of the date hereof (following the closing of the Transaction Documents), and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to the Company and its Subsidiaries on a consolidated basis (the “Corporate Group”), (i) the present fair saleable value of the Corporate Group’s assets is less than the amount required to pay the Corporate Group’s total Indebtedness (as defined in Section 3(s)), (ii) the Corporate Group is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Corporate Group intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Corporate Group has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any law, statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations that would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Schedule 3(n), the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, (i) the Common Stock have been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as set forth in Schedule 3(n), the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which as of the date hereof, 6,473,635 are issued and outstanding, 980,836 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 70,000 shares are reserved for issuance pursuant to securities (other than the Original Notes, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 1,000,000 shares of undesignated preferred stock, no par value, of which as of the date hereof none of which is issued and outstanding or reserved for issuance. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary, during the prior two years, has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially exceed market costs for similar businesses to the Company.

(v) Employee Relations. (i) Except as set forth in Schedule 3(v), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth in Schedule 3(v), the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth in Schedule 3(v), no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets, licenses, approvals, governmental authorizations and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or have been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) Subsidiary Rights. Except as set forth in Schedule 3(z), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. Except as set forth in Schedule 3(aa), the Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Internal Accounting and Disclosure Controls. Except as set forth in Schedule 3(bb), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(dd) Ranking of Notes. Except as set forth in Schedule 3(dd) or as otherwise permitted in the Transaction Documents, no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ee) Transfer Taxes. On the applicable Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Acknowledgement Regarding Buyers’ Trading Activity. Except as set forth in the Transaction Documents, it is understood and acknowledged by the Company (i) that following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms hereof, none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, which were established prior to their learning of the transactions contemplated by the Transaction Documents, presently may have a “short” position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms hereof, one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(gg) Form S-1 Eligibility. The Company is currently eligible to register the Conversion Shares, the Interest Shares and the Warrant Shares for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

(hh) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ii) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(jj) U.S. Real Property Holding Corporation. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer’s request.

(kk) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information, except to the extent that the knowledge of the transactions contemplated by the Transaction Documents may constitute such information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in the Securities. All disclosures provided to the Buyers regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ll) No Event of Default. The Company represents and warrants that after giving effect to the terms of this Agreement, no Default or Event of Default (as defined in the Notes) shall have occurred and be continuing as of the time immediately following the applicable Closing Date.

4.	COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to each Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date.

(c) Reporting Status. Except as set forth in Schedule 4(c), until the date on which the Buyers shall have sold all the Conversion Shares, the Common Shares, the Interest Shares and Warrant Shares and none of the Notes or Warrants is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall continue to timely file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise no longer require such filings.

(d) Use of Proceeds. The Company and its subsidiaries will use the proceeds from the sale of the Securities for (A) professional fees and costs and restructuring fees and costs, and (B) working capital purposes (including payment of accounts payable), and except as set forth herein and in Schedule 4(d), not for the (i) repayment of any other outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) redemption or repurchase of any of its equity securities.

(e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, which are attached to a Current Report on Form 8-K, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein “Business Day” means any other day other than a Saturday, Sunday, or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Listing. The Company shall as promptly as permitted by the Principal Market secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall use its best efforts to maintain the authorization of the Common Stock for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market; provided, however, that the Company makes no covenant regarding the trading price of the Common Stock. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. Subject to Section 8 below, at each Closing, the Company shall pay (i) an expense allowance to Kings Road Investments Ltd. (a Buyer) or its designee(s) to cover the reasonable fees and expenses reasonably incurred by Kings Road Investments Ltd. or any professionals engaged by Kings Road Investments Ltd. in relation to due diligence, investment documentation and enforcement of the Transaction Documents and the Transaction Documents (as defined in the Original Securities Purchase Agreement) (less any other expense amounts previously paid to Schulte Roth & Zabel LLP) (the “SRZ Legal Counsel Fee Amount”), which amount may be withheld by such Buyer from its Purchase Price at each Closing; provided, however that any fees and expenses with respect to any litigation including in the SRZ Legal Counsel Fee Amount shall not exceed $150,000 in the aggregate and (ii) an expense allowance to Castlerigg Master Investments Ltd. (a Buyer) or its designee(s) to cover the reasonable fees and expenses reasonably incurred by Castlerigg Master Investments Ltd. or any professionals engaged by Castlerigg Master Investments Ltd. in relation to due diligence, investment documentation and enforcement of the Transaction Documents and the Transaction Documents (as defined in the Original Securities Purchase Agreement) (less any other expense amounts previously paid to McDermott Will & Emery LLP) (the “MWE Legal Counsel Fee Amount”, and together with the SRZ Legal Counsel Fee Amount, the “Legal Counsel Fee Amount”), which amount may be withheld by such Buyer from its Purchase Price at each Closing; provided, however that any fees and expenses with respect to any litigation including in the MWE Legal Counsel Fee Amount shall not exceed $50,000 in the aggregate. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) (collectively, “Possible Placement Fees”) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such Possible Placement Fees. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor. No legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York time, on the first Business Day following the date on which this Agreement is fully executed and delivered by the Company and all of the Buyers, the Company shall issue a press release reasonably acceptable to the Buyers disclosing all material terms of the transactions contemplated hereby. On or before 8:30 a.m., New York time, on the second Business Day following the date on which this Agreement is fully executed and delivered by the Company and all of the Buyers, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Notes, the forms of Security Documents, the form of Escrow Agreement and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “Initial 8-K Filing”). On or before 8:30 a.m., New York City Time, on the second Trading Day following the MECAR Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the transactions contemplated by the MECAR Contract and attaching the MECAR Certificate (the “MECAR 8-K Filing”). On or before 8:30 a.m., New York City Time, on the first Trading Day following the Additional Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the transaction consummated on such date (the "Additional 8-K Filing,” and together with the Initial 8-K Filing and the MECAR 8-K Filing, the "8-K Filings”). From and after the Initial 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Initial 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the Initial 8-K Filing with the SEC without the express written consent of such Buyer. If a Buyer reasonably believes that the Company or its agents have distributed to it any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Initial 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries shall disclose the name of any Buyer in any filing, announcement or press release, unless such disclosure is required by law, regulation or the Principal Market (and in such case, the Company shall have consulted with such Buyer in connection with any such press release or other public disclosure prior to its release).

(j) Restriction on Redemption and Dividends; Additional Registration Statements. So long as any Notes or Warrants are outstanding, the Company shall not, directly or indirectly, redeem, repurchase or otherwise acquire for value or declare or pay any dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes. Until the Effective Date (as defined in the Registration Rights Agreement), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities (other than on Form S-8).

(k) Other Notes; Variable Securities; Dilutive Issuances. (i) So long as any Notes remain outstanding, the Company will not issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of any Eligible Market (as defined in the Notes). As of any date, unless either (i) the Stockholder Approval has been obtained prior to such date and the Equity Conditions (as defined in the Notes) are satisfied as of such date or (ii) no Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance if the effect of such Dilutive Issuance would, but for the application of the Conversion Floor Price (as defined in the Notes) or the Exercise Floor Price (as defined in the Warrant), as applicable, cause either (i) the Conversion Price (as defined in the Notes) to be reduced below the Conversion Floor Price or (ii) the Exercise Price (as defined in the Warrant) to be reduced below the Exercise Floor Price.

(ii) None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market such that the representation set forth in the last sentence of either Section 3(c) or Section 3(d)(iii) would not be accurate as if such representations were made as of such time.

(l) Corporate Existence. So long as any Notes are outstanding, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(m) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Initial Closing Date, 120% of the maximum number of shares of Common Stock (i) issuable upon conversion or redemption of the Notes issuable at such Closing and issued at any prior Closing (assuming for purposes hereof, that the Notes are convertible at the initial Conversion Price and without taking into account any limitations on the conversion of the Notes set forth in the Notes and assuming such conversion occurred at such Closing), (ii) issuable as Interest Shares pursuant to the terms of the Notes and (iii) issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants and assuming such exercise occurred at such Closing) and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares, the Interest Shares, the Common Shares, the Notes, the Warrant Shares or the Warrants.

(n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o) Additional Issuances of Securities.

(i) For purposes of this Section 4(o), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) “Common Share Equivalents” means, collectively, Options and Convertible Securities.

(4) “Subsequent Placement” means any offer, sale, grant, disposition or announcement by the Company, directly or indirectly, to offer, sell or grant or any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Share Equivalents.

(ii) As long as any applicable Buyer holds no less than 25% of the original principal amount of the Notes issued to such Buyer at the Closings, from the date hereof until the later of (x) the fifteen month anniversary of the date hereof and (y) the Stockholder Approval Date (as defined below), the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(ii).

(1) The Company shall deliver to each such Buyer by facsimile a written notice (the "Offer Notice”) of any proposed or intended issuance or sale or exchange (the "Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement within one Business Day of the determination of the terms of such Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other final terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers (which offer being non-transferable to any successor to such Buyer) a pro rata portion of at least thirty percent (30%) of the Offered Securities allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the second (2nd) full Business Day after such Buyer’s receipt of the Offer Notice (for purposes of this Section 4(a)(iii)(2), notwithstanding the provisions of Section 9(f), receipt of the Offer Notice shall not be deemed to have occurred until the Buyer shall have physically received such Offer Notice and until such Offer Notice contains the final terms of the Offer) (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.

(3) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(ii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(ii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(ii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to (i) the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel, (ii) the Buyers’ satisfaction, in their sole discretion, with the final terms and/or conditions that differ from those contained in the Offer Notice, and (iii) the Buyers’ reasonable satisfaction with the identity of the other persons or entities to which the Offered Securities will be sold.

(6) Any Offered Securities not acquired by the Buyers or other persons in accordance with this Section 4(o)(ii) may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(iii) The restrictions contained in subsection (ii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes).

(p) Holding Period. For the purposes of Rule 144, the Company acknowledges that under current regulations, the holding period of the Conversion Shares may be tacked onto the holding period of the Notes (unless the holder thereof is an affiliate of the Company) and the Company agrees not to take a position contrary to this Section 4(p).

(q) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which initially shall be promptly called and held not later than March 3, 2008 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and a counsel of their choice at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the "Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval” and the date such approval is obtained (the “Stockholder Approval Date”)), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of the Resolutions and to cause the Board to recommend to the stockholders that they approve the Resolutions. If, despite the Company’s best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall solicit the Stockholder Approval at each subsequent special or annual meeting of stockholders of the Company until such Stockholder Approval is obtained.

(r) Collateral Agent. Each Buyer hereby (a) appoints Portside Growth & Opportunity Fund, as the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the holders of at least two-thirds in principal amount of the Notes then outstanding, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(s) Successor Collateral Agent.

(i) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least thirty (30) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below.

(ii) Upon any such notice of resignation, the holders of at least two-thirds in principal amount of the Notes then outstanding shall appoint a successor collateral agent. Upon the acceptance of any appointment as collateral agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent’s resignation hereunder as the collateral agent, the provisions of this Section 4(s) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents.

(iii) If a successor collateral agent shall not have been so appointed within said thirty (30) Business Day period, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the collateral agent until such time, if any, as the holders of at least two-thirds in principal amount of the Notes then outstanding appoint a successor collateral agent as provided above.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives upon reasonable notice.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Common Shares, the Conversion Shares, the Interest Shares and the Warrant Shares issued upon conversion of the Notes or as Interest Shares under the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit D-1 and Exhibit D-2 attached hereto (collectively, the “Irrevocable Transfer Agent Instructions”), bearing the restrictive legend as and when specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and the Company shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Shares, Conversion Shares, Interest Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend to the extent otherwise permitted by this Agreement, including Section 2(g). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to exchange the Original Notes for the Amended Notes and Common Shares and to issue and sell the Initial Notes to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer and each other Buyers shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Initial Purchase Price (less, in the case of Kings Road Investments Ltd. and Castlerigg Master Investments Ltd., the amounts withheld pursuant to Section 4(g) above) for the Initial Notes being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company, which wire transfers, in the aggregate shall total $5,000,000.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

(iv) No litigation, status, rule regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of the transactions contemplated by the Transaction Documents.

(b) The obligation of the Company hereunder to issue and sell the Additional Notes to each Buyer at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer and each other Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Additional Purchase Price (less (x) the Escrow Amount if the Escrow Waiver Event has not occurred prior to the Initial Closing Date and (y) in the case of Kings Road Investments Ltd., the amounts withheld pursuant to Section 4(g)) for the Additional Notes being purchased by such Buyer at the Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Additional Closing Date.

(iv) No litigation, status, rule regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of the transactions contemplated by the Transaction Documents.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to exchange the Original Notes for the Amended Notes and Common Shares and to purchase the Initial Notes at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer: (A) (x) the Amended Notes (in such principal amounts as such Buyer has agreed, and in the manner the Buyer may reasonably request, in accordance with Section 1 of this Agreement) to be received by such Buyer at the Initial Closing pursuant to this Agreement, (y) the Initial Notes (in such principal amounts as such Buyer has agreed, and in the manner the Buyer may reasonably request, in accordance with Section 1 of this Agreement) and (z) the Other Common Shares (in such amounts as such Buyer shall request in accordance with Section 1 of this Agreement) being purchased by such Buyer at the Initial Closing pursuant to this Agreement and (B) each of the other Transaction Documents.

(ii) The Company shall have delivered an irrevocable instruction letter to the Transfer Agent directing the Transfer Agent, in conjunction with the broker or agent (of each of the Buyers each a "Buyer Broker”), concurrently with the Initial Closing, to effect the deposit of the 144 Common Shares (in such amounts as such Buyer shall request) to be received by each Buyer at the Initial Closing pursuant to this Agreement to the account of each Buyer Broker at DTC through a Deposit/Withdrawal at Custodian with respect to such Common Shares.

(iii) Such Buyer shall have received the opinion of Baxter, Baker, Sidle, Conn & Jones, the Company’s outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit E-1 attached hereto.

(iv) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D-1 attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(v) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its domestic Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Initial Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company, as applicable, conducts business, as of a date within 10 days of the Initial Closing Date.

(vii) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company as certified by the Secretary of State of Delaware within ten (10) days of the Initial Closing Date.

(viii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation, as in effect at the Initial Closing and (iii) the Bylaws, as in effect at the Initial Closing, in the form attached hereto as Exhibit F.

(ix) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by an executive officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(x) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

(xi) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xiii) Within five (5) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer (i) true copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its domestic Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents); and (ii) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(xiv) The Company shall have delivered to such Buyer duly executed voting agreements of Pirate Capital LLC and Wynnefield Capital, Inc. (the “Stockholders”), in the form attached hereto as Exhibit M (the “Voting Agreements”), whereby the Stockholders shall agree to vote in favor of the Resolutions.

(xv) No litigation, status, rule regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of the transactions contemplated by the Transaction Documents.

(xvi) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b) The obligation of each Buyer hereunder to purchase the Additional Notes at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer: (A) the Additional Notes (in such principal amounts as such Buyer has agreed, and in the manner the Buyer may reasonably request, in accordance with Section 1 of this Agreement) being purchased by such Buyer at the Additional Closing pursuant to this Agreement and (B) each of the other Transaction Documents.

(ii) Such Buyer shall have received the opinion of Baxter, Baker, Sidle, Conn & Jones, the Company’s outside counsel, dated as of the Additional Closing Date, in substantially the form of Exhibit E-2 attached hereto.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D-2 attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its domestic Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Additional Closing Date.

(v) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company, as applicable, conducts business, as of a date within 10 days of the Additional Closing Date.

(vi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company as certified by the Secretary of State of Delaware within ten (10) days of the Additional Closing Date.

(vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company dated as of the Additional Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation, as in effect at the Additional Closing and (iii) the Bylaws, as in effect at the Additional Closing, in the form attached hereto as Exhibit F.

(viii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(ix) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Additional Closing Date.

(x) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Additional Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Additional Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii) No litigation, status, rule regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of the transactions contemplated by the Transaction Documents.

(xiii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8 due to the failure of the Company to satisfy any of the conditions to Initial Closing set forth in Section 7(a), the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above. In the event of termination of this Agreement pursuant to this Section 8, this Agreement shall be null and void and all parties shall retain all rights, remedies, claims, and obligations as if this Agreement had never been executed, except as provided otherwise in this Paragraph 8.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
The Allied Defense Group, Inc.
8000 Towers Crescent Drive Suite 260 Vienna, Virginia 22182 Telephone: Facsimile:	(703) 847-5268
Attention:

With a copy (for informational purposes only) to:

Baxter, Baker, Sidle, Conn & Jones

Sun Trust Building

Suite 2100

120 E. Baltimore Street

Baltimore, Maryland 21202

Tel: (410) 230-8122

Fax: (410) 230-3801

Attention: James E. Baker, Jr., Esq.

If to the Transfer Agent:

Mellon Investor Services, LLC
85 Challenger Road
Ridgefield, New Jersey 07660

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:
Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of Notes issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any inaccuracy in any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, federal or state, foreign law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amended and Restated Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
THE ALLIED DEFENSE GROUP, INC. By:

Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amended and Restated Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
KINGS ROAD INVESTMENTS LTD. By:

Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amended and Restated Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
PORTSIDE GROWTH & OPPORTUNITY FUND By:

Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amended and Restated Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
CASTLERIGG MASTER INVESTMENTS LTD. By:

Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Amended and Restated Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
LB I GROUP INC. By:

Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)		(5)		(6)	(7)	(8)	(9)	(10)		(11)	(12)	(13)
		Aggregate Principal	Aggregate Principal		Aggregate Principal		Aggregate Principal
	Address and	Amount of Original	Amount of Amended		Amount of Initial		Amount of	Number of 144	Number of Other	Number of	Warrant	Initial	Additional		Legal Representative's
Buyer	Facsimile Number	Notes	Notes		Notes		Additional Notes	Common Shares	Common Shares	Shares†	Purchase Price		Purchase Price	Escrow Amount	Address and Facsimile Number
c/o Polygon Investment Partners
LP
	399 Park Avenue, 22nd Floor														Schulte Roth & Zabel LLP
	New York, NY 10022														919 Third Avenue
	Attention: Erik M.W. Caspersen														New York, New York 10022
	and Brandon L. Jones														Attention: Eleazer Klein,
	Facsimile: (212) 359-7303														Esq.
Kings Road	Telephone: (212) 359-7300														Facsimile: (212) 593-5955
Investments Ltd.	Residence: Cayman Islands	$12,500,000	$11,305.080	**	$2,083,333	*	$4,166,667	153,286	383,381	141,985	$2,083,333	*	$4,166,667	$2,083,333	Telephone: (212) 756-2376
c/o Ramius Capital Group, L.L.C.
666 Third Avenue, 26th Floor
New York, New York 10017
Attention: Jeffrey Smith
Owen Littman
Facsimile: (212) 845-7999
(212) 845-7995
Telephone: (212) 845-7955
Portside Growth &	(212) 201-4841
Opportunity Fund	Residence: Cayman Islands	$7,500,000	$6,783,048	**	$1,250,000	*	$2,500,000	153,286	168,715	86,991	$1,250,000	*	$2,500,000	$1,250,000	N/A
c/o Sandell Asset Management
40 West 57th St
	26th Floor														McDermott Will & Emery LLP
	New York, NY 10019														340 Madison Avenue
	Attention: Cem Hacioglu /														New York, New York 10173-1922
	Matthew Pliskin														Attention: Stephen Older,
Castlerigg	Telephone: 212-603-5700														Esq.
Master Investments	Fax: 212-603-5710														Facsimile: (212) 547-5444
Ltd.	Residence: British Virgin Islands	$6,000,000	$5,426,438	**	$1,000,000	*	$2,000,000	153,286	104,315	69,593	$1,000,000	*	$2,000,000	$1,000,000	Telephone: (212) 547-5649
c/o Lehman Brothers Inc.
399 Park Ave
NY, NY 10022
Attention: Will Yelsits
LB I Group Inc.	Eric Salzman	$4,000,000	$3,617,626	**	$666,667	*	$1,333,333	153,286	18,448	46,395	$666,667	*	$1,333,333	$666,667	N/A

TOTAL		$30,000,000	$27,132,192	**	$5,000,000	*	$10,000,000	613,142	674,858	347,963	$5,000,000	*	$10,000,000	$5,000,000

* Legal Counsel Fee Amount as of Initial Closing Date (pro rata to each Buyer) to be added.

**	The product of (I) the number of calendar days during the period commencing on the date hereof and ending on the Initial Closing Date and (II) $10,273.97 per calendar day (pro rata to each Buyer) to be added.

† Reflects antidilution adjustments to Warrants as of the date immediately following the Initial Closing Date

EXHIBITS

Exhibit A-1 Exhibit A-2 Exhibit B Exhibit C Exhibit D-1 Exhibit D-2 Exhibit E-1 Exhibit E-2 Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J Exhibit K Exhibit L Exhibit M	Form of Original Notes
Form of Notes
Form of Warrants
Form of Amended and Restated Registration Rights Agreement
Irrevocable Transfer Agent Instructions re: Initial Closing
Irrevocable Transfer Agent Instructions re: Additional Closing
Form of Counsel Opinion re: Initial Closing
Form of Counsel Opinion re: Additional Closing
Form of Secretary’s Certificate
Form of Officer’s Certificate
Form of Security Agreement
Form of Pledge Agreement
Form of Guarantee
Form of Escrow Agreement
MECAR Certificate
Form of Voting Agreement

SCHEDULES

Schedule 3(a)
Schedule 3(d)
Schedule 3(j)
Schedule 3(k)
Schedule 3(n)
Schedule 3(q)
Schedule 3(r)
Schedule 3(s)
Schedule 3(t)
Schedule 3(v)
Schedule 3(z)
Schedule 3(aa)
Schedule 3(bb)
Schedule 3(dd)
Schedule 4(c)
Subsidiaries
No Conflicts
Application of Takeover Protections; Rights Agreement
SEC Documents; Financial Statements
Conduct of Business; Regulatory Permits
Transactions with Affiliates
Equity Capitalization
Indebtedness and Other Contracts
Absence of Litigation
Employee Relations
Subsidiary Rights
Tax Status
Internal Accounting and Disclosure Controls
Ranking of Notes
Reporting Status

Schedule 3(e)

Consents

•	On March 23, 2007, the staff of the Division of Enforcement of the SEC informed the Company that the staff is conducting an inquiry to determine whether there have been any violations of the federal securities laws and requested that the Company voluntarily produce information relating to the Company’s Form 8-K filed with the SEC on February 9, 2007, which reported certain errors in the Company’s financial statements for the three and nine month periods ended September 30, 2006.

•	On May 23, 2007, the Company received a letter from the Principal Market stating that the Company may not be in compliance with the Principal Market’s listing requirements as a result of the Company’s sustained losses and/or financial condition. On June 1, 2007, the Company received a follow up letter from the Principal Market stating that, based on the information furnished by the Company on May 30, 2007, the Principal Market had rescinded its previous letter dated May 23, 2007.

Schedule 3(j)

Application of Takeover Protections; Rights Agreement

The Board of Directors of the Company adopted a Rights Agreement in 2001 and amended the agreement in June 2006 and again in November 2006. The Rights Agreement provides each stockholder of record a dividend distribution of one “right” for each outstanding share of common stock. Rights become exercisable the earlier of ten days following: (1) a public announcement that an acquiring person has purchased or has the right to acquire 25% or more of the Company’s common stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 25% or more of the outstanding common stock. All rights held by an acquiring person or offeror expire on the announced acquisition date and all rights expire at the close of business on May 31, 2011.

Each right under the Rights Agreement entitles a stockholder to acquire at a purchase price of $50, one-hundredth of a share of preferred stock which carries voting and dividend rights similar to one share of common stock. Alternatively, a right holder may elect to purchase for $50 an equivalent number of common shares (or in certain circumstances, cash, property or other securities of the Company) at a price per share equal to one-half of the average market price for a specified period. In lieu of the purchase price, a right holder may elect to acquire one-half of the common shares available under the second option. The purchase price and the preferred share fractional amount are subject to adjustment for certain events as described in the Rights Agreement.

Rights also entitle the holder to receive a specified number of shares of an acquiring company’s common stock in the event that the Company is not the surviving corporation in a merger or if 50% or more of the Company’s assets are sold or transferred.

At the discretion of a majority of the Board of Directors of the Company and within a specified time period, the Company may redeem all of the rights at a price of $.01 per right. The Board may also amend any provision of the Agreement prior to exercise of the rights. The Rights Agreement will not be triggered by the transactions contemplated by the Transaction Documents.

Schedule 3(k)

SEC Documents; Financial Statements

In the Company’s 10-K for the fiscal year ended December 31, 2006, filed on March 23, 2007, the Company summarized in Management’s Report on Internal Controls over Financial Reporting (Item 9A) and reported by the auditors in the Report of Independent Registered Public Accounting Firm, that the Company had two material weaknesses outstanding in its internal control over financial reporting. One weakness was that Mecar did not have proper maintenance of an appropriate contract cost accounting ledger, and the other weakness related to the Company’s financial reporting processes. While the Company has taken actions to remediate these weaknesses, the Company has not completed its testing and determined whether these weaknesses have been remediated as of the date hereof. Therefore, these material weaknesses may continue to exist. In addition to the material weaknesses reported by the Company, the Company’s internal control testing identified two significant deficiencies in internal controls that exist at the Company that were not required to be disclosed pursuant to the terms of the Sarbanes-Oxley Act of 2002. These deficiencies relate to general IT controls and a lack of segregation of duties. These deficiencies, if combined, could create a material weakness in the Company’s internal controls.

Schedule 3(n)

Conduct of Business; Regulatory Permits

During the two (2) years prior to the date hereof, the Company has had communications from and with the SEC or Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market with respect to the following:

•	In the period April through September 2006, the Company had numerous communications with the Principal Market regarding a potential delisting as a result of the Company’s failure to file timely SEC filings regarding the Company’s financial results.

•	On May 23, 2007, the Company received a letter from the Principal Market stating that the Company may not be in compliance with the Principal Market’s listing requirements as a result of the Company’s sustained losses and/or financial condition. On June 1, 2007, the Company received a follow-up letter from the Principal Market stating that, based on the information furnished by the Company on May 30, 2007, the Principal Market had rescinded its previous letter dated May 23, 2007. However, the Company may receive similar letters from the Principal Market in the future.

•	On March 23, 2007, the staff of the Division of Enforcement of the SEC informed the Company that the staff is conducting an inquiry to determine whether there have been any violations of the federal securities laws and requested that the Company voluntarily produce information relating to the Company’s Form 8-K filed with the SEC on February 9, 2007, which reported certain errors in the Company’s financial statements for the three and nine month periods ended September 30, 2006.

Schedule 3(q)

Transactions with Affiliates

The Company’s subsidiary, News/Sports Microwave Rental, Inc., has loaned $100,000 to the subsidiary’s current president as evidenced by a note dated March 1, 2004. The note accrues interest at 5% per annum and is forgivable based on the president achieving certain performance goals at News/Sports Microwave Rental, Inc. The principal and unpaid interest on the note is due March 1, 2009.

Schedule 3(r)

Equity Capitalization

The Company has the following agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act:

•	Those shares of Common Stock of the Company referenced in Schedules 2(c)(i) and 2(c)(ii) of the Registration Rights Agreement

•	41,793 shares of the Company’s Common Stock that are issuable upon the conversion of warrants issued to Cowen and Company, LLC associated with the Original Securities Purchase Agreement

•	28,000 shares of the Company’s Common Stock that are issuable upon the conversion of warrants issued to Patriot Capital Funding, Inc. in 2004 and 2005.

Schedule 3(s)

Indebtedness and Other Contracts

The material terms of the Company’s Indebtedness and disclosures related to any contract, agreement or instrument the violation of which or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect or is in violation of any term of or in default under any contract, agreement, or instrument relating to any Indebtedness, except where such violation and defaults would not result, individually or in the aggregate, in a Material Adverse Effect or is a party to any contract, agreement, or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect, have been provided in the Company’s Form 10-K filed with the SEC for December 31, 2006, including but not limited to, the notes to the financial statements provided in the Form 10-K, as listed:

•	Note K – Bank Credit Facility

•	Note L – Accrued Losses on Contracts, Deferred Compensation, and Warranty Reserves

•	Note M – Long Term Debt

•	Note P – Contingencies and Commitments

•	Note Q – Fair Value of Financial Instruments

•	Note R – Derivative Financial Instruments

•	Note U – Income Taxes

•	Note Y – Off Balance Sheet Transaction

The following are obligations for which financing statements or other security documents have been filed to secure payment of the obligations:

Entity	Party/ Description	Approximate Amount
Mecar USA, Inc.	Wachovia Bank / Performance Bond	$48,672
Mecar USA, Inc.	Bankcorp South	$31,250
News/Sports Microwave Rental, Inc.	TCF Equipment Finance / Equipment Lease	$81,683

See also the Indebtedness enumerated in Schedule 3(d)(d)

Schedule 3(t)

Absence of Litigation

On March 23, 2007, the staff of the Division of Enforcement of the SEC informed the Company that the staff is conducting an inquiry to determine whether there have been any violations of the federal securities laws and requested that the Company voluntarily produce information relating to the Company’s Form 8-K filed with the SEC on February 9, 2007, which reported certain errors in the Company’s financial statements for the three and nine month periods ended September 30, 2006. The Company believes, at this time, that the inquiry remains open.

On April 24, 2007, Kings Road Investments Ltd. filed a Complaint against the Company in the United States District Court for the Southern District of New York (Civil Action No. 07-CV-03262), requesting money damages of not less than $16,664,854 plus interest, costs and attorneys’ fees.

Suit has been filed in Belgium against one of the members of the VSK Group for alleged breach of contract, seeking damages of less than $150,000.

A former employee filed suit in Belgium against the Company and Mecar S.A. for unpaid severance and other amounts totaling less than $400,000.

Schedule 3(v)

Employee Relations

Mecar USA, Inc.’s (“Mecar”) hourly workers are represented by a labor union. The relations with the labor union are explained by the Company in the Company’s Form 10-K filed with the SEC for the period ended December 31, 2006 under Item 1. Business.

Schedule 3(z)

Subsidiary Rights

Mecar S.A.’s current credit facility arrangement prohibits Mecar S.A. from making dividends.

Schedule 3(aa)

Tax Status

As explained in the Company’s Form 10-K for the period ending December 31, 2006, Mecar S.A. is currently under examination by Belgian taxing authorities. The audit covers the 2004 tax year and relates to undocumented management fees, the calculation of inventory reserves and the calculation of interest expense related to a timing difference on the recognition of unrealized/realized currency exchange gains and losses. The audit is not expected to be completed until the third quarter of 2007. Based on discussions with the tax inspector, the Company believes that the appropriate supporting documentation for the calculation of inventory reserves has been provided and no adjustment will be required. However, management believes that it will be required to pay tax on the unrealized/realized foreign currency gain in 2004, which will be offset by a deduction in 2005 when the company recorded the gain in its statutory books. Accordingly, as of December 31, 2006, the Company recorded a liability of $3,194,000 for the tax on the foreign currency gains.

Schedule 3(bb)

Internal Accounting and Disclosure Controls

In the Company’s 10-K for the fiscal year ended December 31, 2006, filed on March 23, 2007, the Company summarized in Management’s Report on Internal Controls over Financial Reporting (Item 9A) and reported by the auditors in the Report of Independent Registered Public Accounting Firm, that the Company had two material weaknesses outstanding in its internal control over financial reporting. One weakness was that Mecar did not have proper maintenance of an appropriate contract cost accounting ledger, and the other weakness related to the Company’s financial reporting processes. While the Company has taken actions to remediate these weaknesses, the Company has not completed its testing and determined whether these weaknesses have been remediated as of the date hereof. Therefore, these material weaknesses may continue to exist. In addition to the material weaknesses reported by the Company, the Company’s internal control testing identified two significant deficiencies in internal controls that exist at the Company that were not required to be disclosed pursuant to the terms of the Sarbanes-Oxley Act of 2002. These deficiencies relate to general IT controls and a lack of segregation of duties. These deficiencies, if combined, could create a material weakness in the Company’s internal controls.

Schedule 3(dd)

Ranking of Notes

Each of the following debts is senior to, or ranks pari passu with, the Notes:

Description	Borrower	Amount	Agreement	(Lender)	31-May-07
2003 Van	News/Sports Microwave Rental, Inc.	$26,732.00	07/01/03	GMAC	$6,237.81

Forklift	News/Sports Microwave Rental, Inc.	$197,402.57	09/01/05	One Source/ TCF Eqpt Finance	$87,268.07

				Crown Credit Company/ Crown
Forklift	SeaSpace Corporation	$18,390.00	08/01/05	Equipment Company	$10,266.23

Intellectual Property	SeaSpace Corporation	$250,000.00	08/01/05	LJT & Associates	$250,000.00

GMS Purchase	The Allied Defense Group, Inc.	$6,700,000.00	11/01/05	Sam Nasiri	$5,862,500.00

Telephone System	The Allied Defense Group, Inc.	$10,072.61	04/01/04	Inter-Tel Leasing, Inc.	$4,755.85

Dell Computer	The Allied Defense Group, Inc.	$2,766.15	02/16/06	Dell Financial Services	$1,370.63

Dell Computer (5)	The Allied Defense Group, Inc.	$10,751.58	04/14/06	Dell Financial Services	$4,718.68

Dell Desktops (3)	The Allied Defense Group, Inc.	$3,549.54	04/19/06	Dell Financial Services	$3,414.18

Dell Computer (3)	The Allied Defense Group, Inc.	$6,570.96	08/30/06	Dell Financial Services	$6,320.38

Dell Computer	The Allied Defense Group, Inc.	$1,499.93	04/01/07	Dell Financial Services	$1,378.25

CMS Purchase	VSK Electronics N.V.	$400,000.00	08/01/04		$100,000.00

Vigitec Mortgage	VIGITEC, S.A.	433,813.67 €	03/25/99	CBC Bank	103,073.00 €

Phone Lease	VSK Electronics N.V.	43,948.00 €	03/29/02	Siemens	16,536.00 €

Scientific Research Loan	VSK Electronics N.V.	107,283.00 €	1984???	Gvt Export Agency	107,283.00 €

Schedule 4(c)

Reporting Status

For the 10-Q required for the period ending June 30, 2007, based on the Initial Closing Date of this transaction and the bifurcation and valuation services that will be required in order to properly reflect this transaction in the financial statements, the Company may file its Form 10-Q after the SEC date required for the filing of that Form. In view of potential transactions, including this transaction, for the 10-Q required for the period ending September 30, 2007, the Company may file its Form 10-Q after the SEC date required for the filing of that form.

Schedule 4(d)

Use of Proceeds

Senior Permitted Indebtedness, including the Company’s Note obligations to Sam Nasiri.

Payments required for capital leases.